UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011 (December 28, 2011)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 28, 2011, Peoples Bancorp Inc. (the “Company”) entered into a Letter Agreement (the “Repurchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company repurchased from the Treasury 18,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), for an aggregate purchase price of $18,107,500, which includes a pro rata accrued and unpaid dividend of $107,500.
On January 30, 2009, the Company issued and sold 39,000 Series A Preferred Shares, together with a warrant to purchase 313,505 of the Company’s common shares (the "Warrant"), to the Treasury for an aggregate purchase price of $39,000,000 as part of the Treasury’s Troubled Assets Relief Program Capital Purchase Program (the “TARP Capital Purchase Program”), pursuant to a Letter Agreement incorporating the Securities Agreement – Standard Terms (the “Securities Purchase Agreement”), dated January 30, 2009, between the Company and the Treasury. As a result of the repurchase by the Company of the 18,000 Series A Preferred Shares as contemplated by the Repurchase Agreement, the Company has repurchased all of the 39,000 Series A Preferred Shares of the Company originally sold to the Treasury.
The repurchase of the Series A Preferred Shares by the Company has the effect of terminating the Company's continuing obligations under the Securities Purchase Agreement. Pursuant to the terms of the Securities Purchase Agreement, the Company had agreed to certain limitations and restrictions relative to its common shares for the period during which the Series A Preferred Shares were outstanding (as described under "Item 3.03 -- Material Modification to Rights of Security Holders" in the Company's Current Report on Form 8-K filed with the SEC on February 2, 2009). However, as a result of the Company's repurchase of the Series A Preferred Shares, all such limitations and restrictions are terminated.
Pursuant to the terms of the Repurchase Agreement, the Company has 15 calendar days to deliver notice to the Treasury of the Company's intent to repurchase the Warrant, which repurchase would be made at the fair market value of the Warrant pursuant to the procedures set forth in Section 4.9(c) of the Securities Purchase Agreement. If the Company does not deliver such repurchase notice to the Treasury, the Treasury will be permitted to sell the Warrant.
A copy of the Repurchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits on Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	December 29, 2011	By:/s/	EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Letter Agreement, dated December 28, 2011, between Peoples Bancorp Inc. and the United States Department of the Treasury